UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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CERES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CERES, INC.

1535 Rancho Conejo Boulevard

Thousand Oaks, CA 91320

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

August 15, 2012

To Our Stockholders:

A Special Meeting of Stockholders of Ceres, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”), will be held on August 15, 2012 at 11:00 a.m., Pacific Standard Time, at The Millennium Biltmore Hotel, 506 South Grand Avenue, Los Angeles, CA 90014, for the following purpose:

1. To consider and act upon a proposal to approve an amendment to the Ceres, Inc. 2000 Stock Option/Stock Issuance Plan (the “2000 Plan”) to extend the term of outstanding options to purchase 403,666 shares of Common Stock that were granted under the 2000 Plan and that are scheduled to expire on December 18, 2012 to thirteen years from their date of grant (subject to the consent of the affected optionholders).

Only holders of record of the Company’s common stock as reflected on the stock transfer books of the Company at the close of business on July 9, 2012, will be entitled to notice of and to vote their shares at the meeting. All stockholders are cordially invited to attend the meeting.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AT THE MEETING AND VOTE YOUR SHARES IN PERSON.

This proxy statement and form of proxy are being sent to our stockholders on or about July 20, 2012.

By Order of the Board of Directors,

Paul Kuc
Chief Financial Officer
July 20, 2012

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

CERES, INC.

1535 Rancho Conejo Boulevard

Thousand Oaks, CA 91320

PROXY STATEMENT

The Board of Directors of Ceres, Inc., a Delaware corporation (the “Company”, “we”, “us”, or “our”) is soliciting proxies in the form enclosed with this proxy statement for use at the Company’s Special Meeting of Stockholders to be held on August 15, 2012 at 11:00 a.m. Pacific Standard Time, at The Millennium Biltmore Hotel, 506 South Grand Avenue, Los Angeles, CA 90014, and any adjournments thereof (the “Meeting”).

GENERAL INFORMATION ABOUT VOTING

Who May Vote

Holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on July 9, 2012 are entitled to receive notice of and to vote their shares at the Meeting. As of July 9, 2012, there were 24,493,850 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Meeting.

How to Vote

You may vote in person at the Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Meeting in person. You may change your vote at the Meeting in one of the ways described below. All shares represented by proxies that have been properly delivered and not revoked will be voted at the Meeting. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted “FOR” the proposal to amend the 2000 Plan to extend the term of outstanding options to purchase 403,666 shares of Common Stock that were granted under the 2000 Plan and that are scheduled to expire on December 18, 2012 to thirteen years from their date of grant (subject to the consent of the affected optionholders), as described herein. If you choose to vote by proxy, simply mark your proxy, date and sign it, and return it in the enclosed postage-paid envelope. If you attend the Meeting, you will be able to vote your shares, even if you have already voted by mail. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

Revoking a Proxy

You may revoke your proxy at any time before it is voted at the Meeting by:

•	prior to the Meeting, providing written notice of revocation to the corporate secretary of the Company bearing a date later than the date of the proxy and stating that the proxy is revoked;

•	prior to the meeting, submitting a new proxy relating to the same shares of Common Stock bearing a later date; or

•	attending the Meeting and voting in person.

The last vote you submit chronologically (by any means) will supersede your prior vote(s). Your attendance at the Meeting will not, by itself, revoke your proxy.

If your shares are held in the name of a bank, broker or other holder of record, you may change your vote by submitting new voting instructions to your bank, broker or other holder of record. You must contact your bank, broker or other holder of record to find out how to do so.

Quorum

In order to carry on the business of the Meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Meeting, either in person or by proxy. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Broker non-votes are not counted as present and entitled to vote for purposes of determining a quorum. Treasury shares, which are shares owned by the Company itself, are not voted and do not count for purposes of determining a quorum.

Votes Needed

The affirmative vote of a majority of the shares (by voting power) present in person at the Meeting or represented by proxy and entitled to vote at the Meeting is required to approve the amendment to the 2000 Plan. Abstentions will have the same effect as voting against the proposal. Broker non-votes are not considered to be shares present and entitled to vote and will, therefore, have no effect on the outcome of the vote on the amendment to the 2000 Plan.

Dissenter’s Right of Appraisal

Holders of the Common Stock are not entitled to appraisal rights with respect to the proposal to be considered at the Meeting.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the document to you if you call or write us at the following address or phone number: 1535 Rancho Conejo Boulevard, Thousand Oaks, CA 91320, phone: 805-376-6500, Attention: General Counsel. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Solicitation of Proxies

The Company will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees of the Company, without additional remuneration, in person or by telephone, by mail, electronic transmission and facsimile transmission. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of Common Stock held in their names and, as required by law, the Company will reimburse them for their reasonable out-of-pocket expenses for this service.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Richard Hamilton, our President and Chief Executive Officer and a director of the Company, holds options to purchase 400,000 shares of Common Stock that are set to expire on December 18, 2012, which comprise the substantial majority of the options to purchase 403,666 shares of Common Stock whose term would be extended under this Proposal.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

The number of outstanding shares of our Common Stock at the close of business on July 9, 2012, the record date for determining our stockholders who are entitled to notice of and to vote on the amendment to our 2000 Plan at the Meeting, is 24,493,850.

Beneficial Ownership of Directors, Officers and 5% Stockholders

The following table sets forth information with respect to the beneficial ownership of our Common Stock, as of July 9, 2012, by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our voting securities;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes any shares over which the individual or entity has sole or shared voting power or investment power. The information does not necessarily indicate beneficial ownership for any other purpose. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned.

The number of shares beneficially owned by each person or group as of July 9, 2012 includes shares of common stock that such person or group had the right to acquire on or within 60 days after July 9, 2012, upon the exercise of outstanding options and warrants. References to options and warrants in the footnotes of the table below include only options and warrants outstanding as of July 9, 2012 that were exercisable on or within 60 days after July 9, 2012. For the purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days after July 9, 2012 are included for that person or group but not the stock options or warrants of any other person or group.

Except as otherwise set forth below, the address of the beneficial owner is c/o Ceres, Inc., 1535 Rancho Conejo Blvd., Thousand Oaks, CA 91320.

Name and Address of Beneficial Owner	Number (#)	Percentage (%)
5% Stockholders
Artal Luxembourg S.A.(1)	4,548,682	18.21%
Warburg Pincus Private Equity(2)	2,922,345	11.71
Ambergate Trust(3)	2,965,232	11.89
Oxford Bioscience entities(4)	1,845,191	7.53
Gimv entities(5)	1,569,073	6.37
Oppenheimer Growth entities(6)	1,476,953	6.01

Directors and Named Executive Officers
Walter De Logi(7)	533,328	2.17
Pascal Brandys(8)	88,566	*
Raymond Debbane(1)	16,666	*
Richard Flavell(9)	227,182	*
Robert Goldberg(10)	213,026	*
Richard Hamilton(11)	812,330	3.23
Thomas Kiley(12)	81,537	*
David B. Krieger(2)(13)	2,922,345	11.71
Edmund Olivier(4)(14)	1,871,087	7.64
Cheryl Morley	—	*
Douglas Suttles	—	*
Paul Kuc(15)	156,664	*
Michael Stephenson(16)	146,664	*
Wilfriede van Assche(17)	87,498	*
All directors and executive officers as a group (16 persons)	7,435,219	27.98%

*	Less than 1%
(1)	Includes 491,747 shares of common stock that may be acquired pursuant to the exercise of warrants held by Artal Luxembourg S.A. Raymond Debbane, one of our directors, is a director of Artal Group S.A. Artal Group S.A. is the parent entity of Artal International S.C.A., which is the parent entity of Artal Luxembourg S.A. Mr. Debbane disclaims beneficial ownership of the shares and shares underlying warrants held by Artal Luxembourg S.A., except to the extent of his pecuniary interest therein. The address for Artal Luxembourg S.A. is 105 Grand-Rue, L-1661, Luxembourg.
(2)	Includes 461,538 shares of common stock that may be acquired pursuant to the exercise of warrants held by Warburg Pincus Private Equity IX, L.P., a Delaware partnership, or WP IX. The sole general partner of WP IX is Warburg Pincus IX LLC, a New York limited liability company, or WP IX LLC. Warburg Pincus Partners, LLC, a New York limited liability company, or WP Partners, is the sole member of WP IX LLC. Warburg Pincus & Co., a New York general partnership, or WP, is the managing member of WP Partners. WP IX is managed by Warburg Pincus LLC, a New York limited liability company, or WP LLC. David B. Krieger, one of our directors, is a Managing Director of WP LLC and a General Partner of WP. The shares and shares underlying warrants acquired by WP IX are reflected as indirectly owned by Mr. Krieger because of his affiliation with the Warburg Pincus entities. Mr. Krieger disclaims beneficial ownership of the shares and shares underlying warrants held by WP IX, except to the extent of his pecuniary interests therein. Charles R. Kaye and Joseph P. Landy are Managing General Partners of Warburg Pincus and Managing Members and Co-Presidents of WP and may be deemed to control the Warburg Pincus entities. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus entities. The address for WP IX, WP IX LLC, WP Partners, WP, WP LLC, and Messrs. Kaye, Krieger and Landy is c/o Warburg Pincus LLC, 450 Lexington Avenue, New York, NY 10017.

(3)	Represents 2,642,726 shares of common stock held by Rothschild Trust Guernsey Limited as Trustee F/B/O the Ambergate Trust, or Rothschild, and 359,000 shares of common stock held by The Lynda De Logi trust. Includes 453,866 shares of common stock that may be acquired pursuant to the exercise of warrants held by Rothschild. Mr. De Logi is the settlor of the Ambergate Trust and one of the beneficiaries. Mr. De Logi disclaims beneficial ownership of the shares held by the Ambergate Trust. The address for Rothschild is PO Box 472, St. Peter’s House, Le Bordage, St. Peter Port GY1 6AX, Guernsey.
(4)	Represents 793,333 shares of common stock held by Oxford Bioscience Partners II, L.P., 103,229 shares of common stock held by Oxford Bioscience Partners (GS-Adjunct) II, L.P., 221,111 shares of common stock held by Oxford Bioscience Management Partners II, 162,406 shares of common stock held by Oxford Bioscience Partners (Adjunct) II, L.P. and 565,112 shares of common stock held by Oxford Bioscience Partners (Bermuda) II, Limited Partnership. OBP Management II L.P. is the general partner of Oxford Bioscience Partners II L.P., Oxford Bioscience Partners (Adjunct) II L.P. and Oxford Bioscience Partners (GS-Adjunct) II L.P. Edmund Olivier, Alan Walton, Cornelius Ryan and Jonathan Fleming are the general partners of OBP Management II L.P. OBP Management (Bermuda) II Limited Partnership is the general partner of Oxford Bioscience Partners (Bermuda) II Limited Partnership. Edmund Olivier, Alan Walton, Cornelius Ryan and Jonathan Fleming are the general partners of Oxford Bioscience Partners (Bermuda) II Limited Partnership. Messrs. Olivier, Walton, Ryan and Fleming all disclaim beneficial ownership of the shares except to the extent of their pecuniary interests therein. The shares acquired by the Oxford Bioscience entities are reflected as indirectly owned by Mr. Olivier because of his affiliation with the Oxford Bioscience entities. The address for Oxford Bioscience Partners is 535 Boylston Street, Suite 402, Boston, MA 02116.
(5)	Represents 105,529 shares of common stock held by Adviesbeheer Gimv Life Sciences 2004 N.V. and 1,515,201 shares of common stock held by Gimv N.V. Includes 22,308 shares of common stock that may be acquired pursuant to the exercise of warrants held by Adviesbeheer Gimv Life Sciences 2004 N.V. and 126,410 shares of common stock that may be acquired pursuant to the exercise of warrants held by Gimv N.V. The address for Adviesbeheer Gimv Life Sciences 2004 N.V. and Gimv N.V. is Karel Oomsstraat 37, B-2018, Antwerpen, Belgium.
(6)	Represents 1,134,780 shares of common stock held by Oppenheimer International Growth Fund and 342,173 shares of common stock held by Oppenheimer MassMutual International Equity Fund. Includes 126,666 shares of common stock that may be acquired pursuant to the exercise of warrants held by Oppenheimer International Growth Fund. The address for Oppenheimer International Growth Fund is 2 World Financial Center, 225 Liberty Street, New York, NY 10281.
(7)	Includes 53,330 shares of common stock held by Lynda De Logi, Walter De Logi’s spouse.
(8)	Includes 30,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of July 9, 2012, 5,001 of which are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Brandys’s cessation of service with us prior to vesting.
(9)	Includes 114,999 shares of common stock issuable pursuant to stock options exercisable within 60 days of July 9, 2012, 24,445 of which are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Dr. Flavell’s cessation of service with us prior to vesting.
(10)	Includes 188,026 shares of common stock held by The Robert Goldberg Revocable Living Trust and 25,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of July 9, 2012, 3,334 of which are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Dr. Goldberg’s cessation of service with us prior to vesting.
(11)	Includes 33,333 shares of common stock held by Dr. Richard Hamilton 2011-Ceres GRAT and 722,331 shares of common stock issuable pursuant to stock options exercisable within 60 days July 9, 2012, 66,666 of which are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Dr. Hamilton’s cessation of service with us prior to vesting.
(12)	Includes 61,666 shares of common stock issuable pursuant to stock options exercisable within 60 days of July 9, 2012, 6,668 of which are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Kiley’s cessation of service with us prior to vesting. Includes 14,743 shares of common stock held by The Kiley Revocable Trust and 5,128 shares of common stock issuable upon the exercise of warrants held by The Kiley Revocable Trust.

(13)	Consists of 2,460,807 shares of common stock held by WP IX, including the 461,538 shares identified in footnote 2.
(14)	Consists of 1,845,191 shares of common stock identified in footnote 4, 6,666 shares of common stock held by Mr. Olivier and 19,230 additional shares of common stock held by The Edmund and Ellen Olivier Revocable Family Trust.
(15)	Consists of 156,664 shares of common stock issuable pursuant to stock options exercisable within 60 days of July 9, 2012, 28,611 of which are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Kuc’s cessation of service with us prior to vesting.
(16)	Consists of 146,664 shares of common stock issuable pursuant to stock options exercisable within 60 days of July 9, 2012, 28,611 of which are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Stephenson’s cessation of service with us prior to vesting.
(17)	Consists of 72,498 shares of common stock issuable pursuant to stock options exercisable within 60 days of July 9, 2012, 26,875 of which are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Ms. van Assche’s cessation of service with us prior to vesting.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation

The following discussion describes and analyzes the compensation of our “named executive officers” for our fiscal year ended August 31, 2011, or fiscal 2011, who are Richard Hamilton, our President and Chief Executive Officer (“CEO”), Paul Kuc, our Chief Financial Officer (“CFO”), and Richard Flavell, our Chief Scientific Officer (“CSO”), Wilfriede van Assche, our Senior Vice President, General Counsel and Secretary and Michael Stephenson, our Vice President of Operations, our three most highly compensated executive officers during fiscal 2011, other than the CEO and CFO.

We were formed in 1996 and became operational in 1997. While our founders continue to serve us in key roles, we have added a number of executive officers since our formation, including our CEO, CFO and other executives. These additional executives have joined us at various times since 1996. In February 2012, we completed the initial public offering of our common stock. We are building a fully integrated seed company capable of serving the commercial-scale needs of the emerging renewable energy industry. Our success depends, among other things, on attracting and retaining executive officers with experience and skills in a number of different areas as we continue to develop new products and seek to commercialize them.

Executive Compensation Procedures

Annually, we review the compensation of our management and employees, including our named executive officers. We follow an annual review process, which consists primarily of individual evaluations and scoring of employee performance, based on meeting personal, departmental and overall company goals. Potential compensation changes are based on the rank and distribution of these scores within the individual employee’s level, department and the overall company, as well as budgetary goals.

Our Compensation Committee has historically reviewed and recommended, and our board of directors has approved, the compensation of our CEO, CFO and other named executive officers. Our Compensation Committee has taken into consideration the input and recommendations of our CEO regarding the performance and compensation of named executive officers other than himself. Our Compensation Committee reviews and recommends to the board of directors for approval the compensation of all of our named executive officers and oversees and administers our executive compensation programs and initiatives. The Compensation Committee is also responsible for the evaluation of the performance of our named executive officers. The Compensation Committee takes into consideration input and recommendations from our CEO with respect to the performance and compensation of executive officers other than himself; however, the Compensation Committee retains the authority to make the final recommendation to the board for approval. Furthermore, the Compensation Committee meets outside the presence of the CEO when determining his compensation.

Our approach to structuring and determining compensation for our named executive officers is related to our stage of development. Prior to our initial public offering, we were a privately held company. In determining executive compensation, we informally considered a wide variety of factors in arriving at our compensation decisions, including the competitive market for corresponding positions within comparable geographic areas, and compensation arrangements at companies of similar size and stages of development in the biotechnology and renewable energy industries. Information about these corresponding positions was based on the general and personal knowledge of our Compensation Committee members and board of directors and their experiences with other companies, as well as consultations with our CEO and human resources staff and their prior experience and personal knowledge from contacts with other professionals in the industry. In addition, our Compensation Committee and board of directors consulted publicly available compensation surveys to understand our compensation practices as compared to those of other companies with similar employee numbers, revenues, market capitalization, and other measures within our industry. In fiscal 2011, we reviewed the Radford Global Life Sciences Survey (Southern California), which aggregated survey results from 130 biotechnology, pharmaceutical and medical device companies with revenues of less than $1 billion (though the survey does not identify the names of these companies). We targeted the 60th percentile of the survey in setting base salary levels for our named executive officers, but for setting other components of compensation, we did not target a benchmark but rather considered the survey as one of many factors.

In addition to the foregoing factors, our Compensation Committee also considered the experience levels and past performance of our named executive officers in determining their compensation levels.

In May 2011, our Compensation Committee retained Compensia, who assisted our Compensation Committee to select a peer group with whom the Company can compare its compensation levels and practices. The peer group that was selected included the following twenty public companies:

Amyris, Inc.	Halozyme Therapeutics, Inc.	Rentech, Inc.
ArborGen Inc.	Inspire Pharmaceuticals, Inc.	Sangamo Biosciences, Inc.
Array BioPharma Inc.	Isis Pharmaceuticals, Inc.	Solazyme, Inc.
Codexis, Inc.	Kior, Inc.	Synta Pharmaceuticals Corp.
FutureFuel Corp.	Lexicon Pharmaceuticals, Inc.	Targacept, Inc.
Genron Corporation	Metabolix, Inc.	Verenium Corporation
Gevo, Inc.	Myriant Corporation

Compensation Philosophy and Objectives

We favor a “pay-for-performance” compensation philosophy that is driven by individual and corporate performance, while balancing short-term and long-term company goals. We use a combination of cash payments and equity awards that we believe to be appropriate for motivating our executive officers. In addition, we believe that internal pay equity is an important consideration in determining executive compensation. However, we do not use a formulaic approach to determine pay components or amounts. As we continue to gain experience as a public company, we expect that the specific direction, emphasis and components of our executive compensation program will continue to evolve. Our executive compensation program is currently designed to:

•

align the interests of our executive officers with stockholders by motivating executive officers to meet our long-term objectives and increase stockholder value by rewarding executive officers when stockholder value increases;

•	attract and retain talented and experienced executives who will strategically address our short-term and long-term needs;

•	reward executives whose knowledge, skills and performance are critical to our success;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success; and

•	foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team and our stockholders.

Our executive compensation program rewards corporate achievement, as well as team and individual accomplishments, by emphasizing a combination of corporate results and individual accountability. To help achieve these objectives, the Compensation Committee determines a portion of the executives’ overall compensation based on the Company’s key business, financial and operational achievements, such as revenue, product development, manufacturing metrics, business development and innovation, and the Compensation Committee’s assessment of each executive’s individual contributions to these achievements. The Compensation Committee also considers each executive officer’s individual performance, including contributions to the Company’s organizational development and management; technological, scientific, budgetary and other business goals; and other qualitative factors as determined by the Compensation Committee.

We also seek to promote a long-term commitment to us by our executives. We believe that there is great value to us in having a team of long-tenured, seasoned managers. Our team-focused culture and management processes are designed to foster this commitment. In addition, our equity compensation program and the vesting schedule attached to equity awards is generally based upon the requirement of continued employment for four years for the executive to fully vest in the equity award, and is intended to retain our executives and reinforce this long-term commitment.

Elements of Compensation and Pay Mix

For fiscal 2011, our executive compensation consisted of the following elements (discussed in detail below) to promote our pay-for-performance philosophy and other compensation goals and objectives:

•	base salary;

•	annual cash bonuses linked to our overall performance and individual performance;

•	grants of long-term equity-based compensation;

•	health and retirement benefits generally available to employees;

•	limited severance payments for certain of our executives; and

•	limited personal benefits for certain of our executives.

We combine these elements to form compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives, align the interests of our executive officers and other senior personnel with those of our stockholders, and balance short-term and long-term incentives.

We believe this combination of elements provides a well-proportioned mix of secure compensation and at-risk compensation. By following this approach, we motivate our executives to focus on business results that will produce a high level of short-term and long-term performance for us and potential long-term value creation for our executives, as well as reduce the risk of recruitment of top executive talent by competitors.

Short-Term Incentives

Base Salary. Base salary is designed to provide our executive officers with steady cash flow during the course of the year that is not contingent on short-term variations in our corporate performance. The base salaries for each of our named executive officers are intended to reflect wages that we believe are competitive for positions in companies of similar size and stage of development and are generally targeted at the 60th percentile of the Radford Survey described above. The setting of salaries also includes a subjective judgment as to appropriate levels taking into account each individual’s job duties, responsibilities and experience and comparisons to the salaries of our other named executive officers. Base salaries are reviewed at least annually (or more frequently in specific circumstances) and may be recommended for adjustment from time to time based on the results of this review. We expect that salary increases will continue to be determined using a combination of relevant competitive market data and assessment of individual performance. As part of our annual review, in 2011, we increased the base salaries of our named executive officers by between 2% and 5%. With the exception of Dr. Flavell and Mr. Stephenson, the base salaries of each of our named executive officers in fiscal 2011 was between 10% and 13% lower than the Radford Survey’s 60th percentile. Dr. Flavell’s fiscal 2011 base salary was approximately 2% lower than the Radford Survey’s 60th percentile. Mr. Stephenson’s base salary was approximately 7% higher than the Radford Survey’s 60th percentile. The lower levels of the base salaries of our named executive officers (other than Mr. Stephenson) in fiscal 2011 as compared with the Radford Survey’s 60th percentile were due to current economic conditions and budgetary concerns. Mr. Stephenson’s base salary exceeded the 60th percentile target because the Compensation Committee determined that his job description and responsibilities were broader than those described for his comparable position in the survey.

Upon the effective date of our initial public offering, we provided a salary increase for certain of our named executive officers, as follows:

Name	Post-Offering Salary ($)
Richard Hamilton	466,000
Paul Kuc	323,000
Richard Flavell	306,000
Wilfriede van Assche	300,000
Michael Stephenson	300,000

The Compensation Committee (and the board of directors) determined that these base salaries would be appropriate for our named executive officers now that we are a publicly traded company, based on a number of considerations, including anticipated individual duties and responsibilities after the offering and information provided by Compensia.

Cash Bonuses. Historically, we have awarded cash bonuses to our named executive officers shortly after the end of each calendar year based on performance during the prior fiscal year. The Compensation Committee evaluates company and individual performance throughout the year and, after the end of the fiscal year, recommends bonus payout levels to the board of directors for approval.

In general, the amount of each named executive officer’s target bonus is not determined by applying a specific formula, but is determined based upon the following: (i) the achievement of company milestones; (ii) the achievement of individual milestones; and (iii) other factors deemed relevant by the board of directors. In December 2011, the Compensation Committee conducted a qualitative assessment of corporate and individual performance and other factors and recommended (and the board of directors approved) fiscal 2011 bonus amounts for the named executive officers. The following table sets forth the 2011 bonus target levels and actual bonuses paid as a percentage of base salary for each of the named executive officers:

Name	Target Bonus as a Percent of Base Salary (%)	Actual Bonus as a Percent of Base Salary (%)
Richard Hamilton	35	24
Paul Kuc	30	27
Richard Flavell	30	22
Wilfriede van Assche	30	24
Michael Stephenson	30	25

The Compensation Committee and the board of directors initially established higher fiscal 2011 target bonus levels in recognition of the Company’s anticipated initial public offering. Because the initial public offering did not occur before fiscal 2011 bonuses were paid, the Compensation Committee and the board of directors determined it was appropriate to reduce the fiscal 2011 target bonus levels back to the levels used during and prior to fiscal 2010.

The Compensation Committee determined the actual bonus payouts to named executive officers based on the Company’s achievement of certain corporate milestones, the individual executives’ achievement of individual milestones and other factors. Our corporate milestones are a combination of business, operating, financial and technology based goals that are evaluated throughout the year by the board of directors. The corporate milestones considered included the following:

•	Achievement of agronomy and industrial processing milestones and results;

•	Achievement of the Company’s 2011 finance and budgetary goals;

•	Achievement of research and development milestones and results; and

•	Raising the profile of the Company and its products.

The individual milestones considered were unique to each named executive officer. For Richard Hamilton (our CEO), the individual milestones included managing and developing direct reports, the senior management team, and key employees; creating and maintaining a cohesive team and developing the Company’s management structure as a public company; and developing and managing relations with the board of directors, investors, partners and service providers, as well as serving as the Company’s key spokesperson and favorably raising its profile. For Paul Kuc (our CFO), the individual milestones included contributing to the achievement of key finance, audit and budgetary goals; building Company business and contributing to the completion of key licensing agreements; and managing and developing direct reports and key employees. For Richard Flavell (our CSO), the individual milestones included raising the Company’s profile through scientific research and publications; overseeing the execution of product development plans and contributing to agronomy and breeding operations; and managing and developing direct reports and key employees. For Wilfriede van Assche (our Senior Vice President, General Counsel and Secretary), the individual milestones included preparing documentation for the initial public offering; facilitating relationships with external collaborators; contributing to the completion of key licensing agreements and grants; and managing and developing direct reports and key employees. For Michael Stephenson (our Vice President of Operations), the individual milestones included contributing to the achievement of successful agronomy and industrial milestones; selecting and producing seed for future commercial plans; and managing and developing direct reports and key employees.

Other factors that were considered by the Compensation Committee and the board of directors were the Company’s desire to enhance internal pay equity for the fiscal year among other non-executive officers, budgetary constraints, Company performance, general economic factors, and an analysis of actions taken at other companies in our industry.

The Compensation Committee and the board of directors determined that fiscal 2012 bonus amounts will also not be determined by applying a specific formula, but will be based upon the Compensation Committee and the board of directors’ subjective assessment of the achievement of corporate and individual milestones and other factors. The Compensation Committee identified the following key corporate milestones in respect of fiscal 2012 bonuses:

•	Achievement of the Company’s 2012 finance and budgetary goals;

•	Expansion of the Company’s operations in Brazil; and

•	Development and advancement of the Company’s proprietary technology.

Individual milestones and other factors that will be used to analyze and determine fiscal 2012 bonus amounts have not yet been determined.

Long-Term Incentives

Long-Term Equity Compensation. Our equity incentive program is intended to reward longer-term performance and to help align the interests of our executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards such performance by our executive officers through the use of equity incentives. Prior to our initial public offering, our long-term incentives generally consisted of stock option grants. Our stock option grants generally have a four-year vesting schedule with 25 percent vesting on the first anniversary of the vesting commencement date and the remainder vesting ratably each month thereafter over the next three years. We believe that our equity incentive program is an important retention tool for our employees, including our named executive officers.

Initial equity compensation awards for our named executive officers are individually negotiated with each executive officer at the time they are hired and subsequent grants are made at the discretion of our Compensation Committee and our board of directors. Equity awards to executive officers have not historically been based upon a formula, but rather are determined on a case-by-case basis considering the executive’s current share ownership, his or her current overall compensation levels, the Company’s need to incentivize the executive in the long term and retention needs.

In January 2011, we granted stock options to Dr. Flavell and Ms. van Assche in order to better align their equity compensation with that of our other executive officers. We granted Ms. van Assche options to purchase 16,666 shares of our common stock and Dr. Flavell options to purchase 33,333 shares of our common stock, each with an exercise price of $7.32 per share, which was the fair market value of our common stock on January 20, 2011, the grant date. Upon making the grant to Dr. Flavell, we also cancelled a prior option grant to him from June 8, 2010, that had an exercise price of $6.75 per share, in furtherance of the equity compensation alignment objective described above. Dr. Flavell’s January 2011 grant has a three-year vesting period in recognition of the fact that a portion of his cancelled June 2010 award would have vested prior to the first anniversary of his January 2011 grant. Under this three-year vesting schedule, 25 percent of the options vested on the grant date and the remainder vest in equal monthly installments over the next three years. Ms. van Assche’s January 2011 grant has our standard four-year vesting schedule.

In June 2011, we granted additional stock options under our 2010 Stock Option/Stock Issuance Plan to certain key employees, including each of our named executive officers. These stock options are each subject to a five-year vesting schedule with a two-year cliff, with 40 percent of the options vesting on the second anniversary of grant and the remainder vesting ratably each month over the next three years. Our board of directors determined that this five-year vesting schedule was appropriate, rather than our standard four-year schedule, in order to retain and motivate these key employees in light of our initial public offering. All of the stock options awarded in fiscal 2011 (as with our previous stock option grants) were granted with an exercise price equal to the fair market value of our common stock on the date of grant.

Our board of directors also adopted a new 2011 Equity Incentive Plan, which became effective immediately prior to the completion of our initial offering. In order to further motivate and retain our key employees through and after the completion of our initial public offering, our board of directors also approved a grant of stock options under the 2011 Equity Incentive Plan to certain key employees, including our named executive officers, contingent upon and effective on the effective date of the offering, having an exercise price equal to the initial public offering price per share of $13.00. These stock options also vest over five years, with 40 percent vesting on the second anniversary of the grant, and the remainder vesting in equal monthly installments over the next three years. The stock options awarded to our named executive officers under the 2011 Equity Incentive Plan on the effective date of our initial public offering were as follows:

Name	Number of Shares Subject to the Option
Richard Hamilton	133,333
Paul Kuc	46,666
Richard Flavell	20,000
Wilfriede van Assche	30,000
Michael Stephenson	30,000

We expect to continue to grant stock options to our executive officers, and we may also utilize other types of equity awards.

Other Compensation and Benefits

Other Employee Benefits. We maintain a 401(k) plan in which substantially all of our employees are entitled to participate, under which we provide matching contributions of 50 percent of the employee’s contributions up to a maximum of 4 percent of the employee’s income (or 50 percent of employee contributions of up to 8 percent of the employee’s base salary). We provide health care, dental, vision, life insurance, disability and other welfare benefits to all full-time employees, including our executive officers. These benefits are available to substantially all employees, subject to applicable laws. We generally do not provide other personal benefits to our named executive officers that are not available to other full-time employees on the same terms, though we occasionally provide reimbursement of moving expenses and associated tax gross ups for those amounts as a recruitment tool. We have also provided our CEO with a reimbursement of $4,451 for personal legal fees and $800 for associated taxes as provided for in his offer letter in effect at the time such expenses were incurred. In fiscal 2012, we provided our CSO with a reimbursement of $14,000 for personal legal fees incurred in connection with personal tax and estate planning.

Severance and Change of Control Benefits. Other than with respect to our CEO, CFO and CSO, in fiscal 2011, our named executive officers were not entitled to contractual severance or change in control benefits. Our arrangements with our CEO, CFO and CSO were individually negotiated in connection with their hire. Under those arrangements, each of our CEO and CSO was entitled to limited salary continuation in the event his employment was terminated by us without cause. Our CFO was entitled to a severance payment in the event his employment was terminated in connection with an acquisition of the Company. We have, however, entered into new employment agreements, effective as of September 1, 2011, under which our named executive officers are entitled to certain payments upon their termination without cause, or their resignation for good reason, both in the absence of and in connection with a change in control transaction. Under our 2010 Stock Option/Stock Issuance Plan, or the 2010 Plan, and under our newly adopted 2011 Equity Incentive Plan, vesting of equity awards will accelerate under certain circumstances as described in detail below in the section captioned “Executive Compensation — Potential Severance Payments upon Termination and upon Termination Following a Change in Control”. We believe these severance benefits and double trigger change in control benefits are appropriate in order to provide our named executive officers with a certain amount of certainty and security in the event of a change in control so they can focus on their duties. For more detail on our severance and change in control arrangements, please see “Potential Severance Payments upon Termination and upon Termination Following a Change in Control” and “Executive Employment Agreements”.

Tax Considerations. Section 162(m) of the Internal Revenue Code disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for our named executive officers (other than our chief financial officer), unless compensation is performance-based. As we only recently became publicly traded, our board of directors has not previously taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation. We expect that our Compensation Committee may in the future, where reasonably practicable, take steps to ensure that the variable compensation paid to our executive officers is deductible by the Company. However, our Compensation Committee may, in its judgment, authorize compensation payments that do not meet the deductibility requirements imposed by Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers during fiscal 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)		All Other Compensation ($)		Total ($)
Richard Hamilton
President and Chief Executive Officer	2011	386,538	94,000	802,000		13,219	(4)	1,295,757
	2010	380,000	66,500	—		7,616		454,116

Paul Kuc
Chief Financial Officer	2011	268,500	74,000	160,400		5,418	(5)	508,318
	2010	260,000	65,000	155,133		65,021		545,154

Richard Flavell
Chief Scientific Officer	2011	303,923	67,000	323,400	(3)	10,258	(6)	704,581
	2010	300,000	45,000	23,270		9,992		378,262

Wilfriede van Assche
Senior Vice President, General Counsel and Secretary	2011	270,231	65,500	241,900		10,312	(7)	587,943
	2010	265,000	39,750	38,783		10,051		353,584

Michael Stephenson
Vice President of Operations	2011	254,577	64,000	160,400		8,630	(8)	487,607
	2010	250,000	50,000	155,133		6,744		461,877

(1)	For fiscal 2010 and fiscal 2011, bonuses for our named executive officers have been determined on a discretionary basis by our Compensation Committee and our board of directors. Accordingly, we are disclosing bonus amounts in the “Bonus” column.
(2)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during fiscal 2011, computed in accordance with ASC Topic 718. See the “Grants of Plan-Based Awards” table for more information on stock option grants made in fiscal 2011. These amounts do not correspond to the actual value that may be recognized by the named executive officers.
(3)	The portion of this amount relating to Dr. Flavell’s January 20, 2011 option grant represents the incremental fair value of a replacement award granted in connection with the cancellation of a previous option award, computed as of the replacement date, which is equal to the grant date fair value of such replacement award.
(4)	This amount includes a company matching contribution to our 401(k) plan in the amount of $7,650, company-paid life insurance premiums in the amount of $318 and reimbursement of $4,451 for personal legal expenses and $800 for associated taxes.
(5)	This amount includes a company matching contribution to our 401(k) plan in the amount of $5,100 and company-paid life insurance premiums in the amount of $318.
(6)	This amount includes a company matching contribution to our 401(k) plan in the amount of $9,957 and company-paid life insurance premiums in the amount of $301.
(7)	This amount includes a company matching contribution to our 401(k) plan in the amount of $9,994 and company-paid life insurance premiums in the amount of $318.
(8)	This amount includes a company matching contribution to our 401(k) plan in the amount of $8,329 and company-paid life insurance premiums in the amount of $301.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of compensation in the form of plan-based awards made during fiscal 2011 to our named executive officers.

Name	Grant Date		All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Option Awards ($)(3)
Richard Hamilton	6/23/11		66,666	16.77	802,000
Paul Kuc	6/23/11		13,333	16.77	160,400
Richard Flavell	1/20/11	(4)	33,333	7.32	163,000
	6/23/11		13,333	16.77	160,400
Wilfriede van Assche	1/20/11	(5)	16,666	7.32	81,500
	6/23/11		13,333	16.77	160,400
Michael Stephenson	6/23/11		13,333	16.77	160,400

(1)	Unless otherwise specified, the stock option awards listed in this table are subject to a five-year vesting schedule with a two-year cliff, with 40% of the options vesting on the second anniversary of the grant date and the remainder vesting ratably each month thereafter until the fifth anniversary of the grant date. Notwithstanding the foregoing, awards may be subject to acceleration of vesting upon a change in control of our company and/or a termination of employment following a change in control, as further described below in “Executive Compensation — Potential Severance Payments upon Termination and upon Termination Following a Change in Control”. All options were granted under our 2010 Stock Option/Stock Issuance Plan, which is described below under “Compensation Discussion and Analysis — Executive Compensation — Equity Compensation Plans”.
(2)	Represents the fair market value of a share of our common stock, as determined by our board of directors, on the respective option grant date.
(3)	Reflects the grant date fair value of each stock option granted computed in accordance with ASC Topic 718. These amounts do not correspond to the actual value that may be recognized by the named executive officers.
(4)	The grant to Dr. Flavell on January 20, 2011 is a replacement award granted in connection with the cancellation of a previous option award that had been granted on June 8, 2010. The replacement award is subject to a three-year vesting schedule, with 25% of the options vesting on the vesting commencement date, which is a date fixed by our board of directors when granting options, and the remainder vesting ratably each month thereafter until the third anniversary of the grant date. The grant date fair value amount represents incremental fair value of the replacement award, computed as of the replacement date, which is equal to the grant date value of such replacement award.
(5)	The grant to Wilfriede van Assche on January 20, 2011, is subject to a four-year vesting schedule, with 25% of the options vesting on the first anniversary of the vesting commencement date and the remainder vesting ratably each month thereafter until the fourth anniversary of the grant date.

Outstanding Equity Awards at Fiscal 2011 Year-End

The following table itemizes outstanding options held by the named executive officers as of August 31, 2011.

		Option Awards
Name	Option Grant Date	Securities Underlying Unexercised Options Exercisable (#)(1)*		Securities Underlying Unexercised Options Unexercisable (#)(1)	Total Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)(2)	Option Expiration Date
Richard Hamilton	12/19/2002	400,000		—	400,000	(5)	1.95	12/18/2012
	1/16/2006	68,333		—	68,333	(6)	3.90	1/15/2016
	12/21/2007	187,333		—	187,333	(7)	6.75	12/20/2017
	6/23/2011	66,666	(3)	—	66,666	(8)	16.77	6/22/2021
Paul Kuc	9/3/2008	110,000		—	110,000	(9)	6.75	9/2/2018
	6/8/2010	33,333		—	33,333	(10)	6.75	6/7/2020
	6/23/2011	13,333	(3)	—	13,333	(8)	16.77	6/22/2021
Richard Flavell	4/4/2002	50,000		—	50,000	(11)	1.80	4/3/2012
	1/16/2006	68,333		—	68,333	(6)	3.90	1/15/2016
	1/20/2011	33,333	(4)	—	33,333	(12)	7.32	1/19/2021
	6/23/2011	13,333	(3)	—	13,333	(8)	16.77	6/22/2021
Wilfriede van Assche	4/4/2002	21,666		—	21,666	(11)	1.80	4/3/2012
	1/16/2006	34,166		—	34,166	(6)	3.90	1/15/2016
	6/8/2010	8,333		—	8,333	(10)	6.75	6/7/2020
	1/20/2011	16,666		—	16,666	(12)	7.32	1/19/2021
	6/23/2011	13,333	(3)	—	13,333	(8)	16.77	6/22/2021
Michael Stephenson	6/4/2008	100,000		—	100,000	(13)	6.75	6/3/2018
	6/8/2010	33,333		—	33,333	(10)	6.75	6/7/2020
	6/23/2011	13,333	(3)	—	13,333	(8)	16.77	6/22/2021

*	Stock options may be exercised prior to vesting, subject to repurchase rights that expire over the vesting periods indicated in the footnotes below. Accordingly, all stock options outstanding as of August 31, 2011, were exercisable in full.
(1)	Unless otherwise specified, options granted before 2011 vest as to 25% of the original number of shares on the first anniversary of the vesting commencement date and the remainder of the shares vest ratably each month thereafter until the fourth anniversary of the vesting commencement date. Notwithstanding the foregoing, awards may be accelerated upon a change in control of our company, and/or a termination of employment following a change in control, as further described below in “Executive Compensation — Potential Severance Payments upon Termination and upon Termination Following a Change in Control”. Unvested options are subject to early exercise, in which case, until they vest, the shares acquired pursuant to such exercise will be restricted and subject to repurchase by the Company at the exercise price upon the participant termination of employment.
(2)	The option exercise price represents the fair market value of our common stock as of the date of grant, as determined by our board of directors.
(3)	All options granted on June 23, 2011, are subject to a five-year vesting schedule with a two-year cliff, with 40% of the options vesting on the second anniversary of the grant date and the remainder vesting ratably each month thereafter until the fifth anniversary of the grant date.
(4)	The options granted to Dr. Flavell on January 20, 2011, are subject to a three-year vesting schedule, with 25% of the options vesting immediately on the vesting commencement date and the remainder vesting ratably each month thereafter until the third anniversary of the vesting commencement date.
(5)	The vesting commencement date of this grant is September 23, 2002.
(6)	The vesting commencement date of this grant is January 16, 2006.

(7)	The vesting commencement date of this grant is December 21, 2007.
(8)	The vesting commencement date of this grant is June 23, 2011.
(9)	The vesting commencement date of this grant is September 3, 2008.
(10)	The vesting commencement date of this grant is June 8, 2010.
(11)	The vesting commencement date of this grant is April 1, 2002.
(12)	The vesting commencement date of this grant is January 1, 2011.
(13)	The vesting commencement date of this grant is June 1, 2008.

Option Exercises and Stock Vested in Fiscal 2011

The following table contains information about stock options that were exercised by our named executive officers during fiscal 2011. None of our named executive officers held any shares of restricted stock during fiscal 2011.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Wilfriede van Assche	27,000	149,850

(1)	The aggregate dollar value realized upon the exercise of stock options represents the product of the number of options exercised and the excess of the fair market value of our common stock on November 29, 2010, the exercise date, determined by our board of directors to be approximately $6.75 per share, over the exercise price per share of the stock options exercised.

Pension Benefits and Non-Qualified Deferred Compensation

None of our named executive officers participates in, or has an account balance in, a qualified or non-qualified pension plan or deferred compensation plan sponsored by us.

Potential Payments Upon Termination and Upon Termination in Connection with a Change in Control

We entered into employment agreements with each of our named executive officers that became effective on September 1, 2011, and which are described in more detail under “Executive Employment Agreements” below. Assuming these employment agreements had been in effect as of August 31, 2011, our named executive officers would have been entitled to certain severance payments and benefits in the event of their termination of employment under certain circumstances, including (i) termination without cause, (ii) resignation for good reason, (iii) termination without cause or resignation for good reason in connection with a change in control of the Company or (iv) termination due to death or disability. In addition, under our 2010 Plan and 2000 Plan, the named executive officers would have been entitled to accelerated vesting of outstanding equity awards in the event of their involuntary termination of employment within 12 months after a change in control or other corporate transaction.

The following table summarizes the potential severance payments and benefits payable to each of our named executive officers under each of the following circumstances: (i) termination of employment without cause or resignation for good reason in the absence of a change in control; (ii) termination of employment without cause or resignation for good reason in connection with a change in control; and (iii) termination of employment due to death or disability. This table assumes that: (a) the named executive officers’ employment was terminated on August 31, 2011; (b) the executive employment agreements (described below) were in effect on August 31, 2011; and (c) the post initial public offering salaries (described above) were in effect on August 31, 2011.

	Termination Without Cause or Resignation for Good Reason in the Absence of a Change in Control		Termination Without Cause or Resignation for Good Reason in Connection with a Change in (a) Control		Termination Due to Death or Disability
Name	Lump Sum Severance Payment ($)(1)	Value of Accelerated Options or Restricted Shares ($)	Lump Sum Severance Payment ($)(2)	Value of Accelerated Options or Restricted Shares ($)(3)	Lump Sum Severance Payment ($)	Value of Accelerated Options or Restricted Shares ($)
Richard Hamilton	466,000	—	932,000	188,514	466,000	—
Paul Kuc	323,000	—	646,000	561,132	323,000	—
Richard Flavell	306,000	—	612,000	203,371	306,000	—
Wilfriede van Assche	300,000	—	600,000	230,650	300,000	—
Michael Stephenson	300,000	—	600,000	467,876	300,000	—

(1)	This column assumes that the named executive officer is terminated without “cause” or resigns for “good reason” more than six months prior to or more than twelve months following a “change in control” (as each term is defined in the executive’s employment agreement and described below).
(2)	This column assumes that the named executive officer is terminated without “cause” or resigns for “good reason” within six months prior to or within twelve months following a “change in control” (as each term is defined in the executive’s employment agreement and described below).
(3)	This column assumes that the named executive officer suffers an “involuntary termination” (as defined in the 2010 Plan and described below) within twelve months after an acquisition of the Company, merger or other similar “corporate transaction” (as each term is defined in the 2010 Plan and the 2000 Plan and described below). The amounts represent, in respect of each unvested stock option outstanding as of August 31, 2011, the number of shares underlying such stock option, multiplied by the excess of the fair market value of our common stock as determined by our board of directors on July 20, 2011 (which was the most recent valuation of our common stock before the close of the fiscal year on August 31, 2011) of $17.16 per share over the exercise price of the option.

Executive Employment Agreements

We entered into executive employment agreements with each of our named executive officers effective as of September 1, 2011. The terms of each of these agreements are substantially similar, except with respect to each named executive officer’s initial base salary, which is described below.

Each of the executive employment agreements has an initial term of one year, starting on September 1, 2011, with an automatic renewal for additional one-year periods, unless either party gives 90 days’ notice of nonrenewal. The employment agreements provide for an initial annual base salary (to be reviewed by the Compensation Committee annually), a performance bonus and long-term incentive award opportunity as determined by the Compensation Committee, and participation in the Company’s savings, retirement and other welfare benefit plans that the Company may have in place from time to time.

Under the executive employment agreements, if the Company terminates the named executive officer’s employment or does not renew the term of the employment agreement for reasons other than for “cause” or if the named executive officer resigns his or her employment for “good reason”, then he will be entitled to (i) a lump sum severance payment equal to one years’ base salary; (ii) to the extent the termination occurs on or after the midpoint of the Company’s fiscal year, a pro-rated annual bonus and (iii) any other compensation and benefits accrued on or prior to the termination date. The named executive officer (or his or her estate if applicable) will also receive the foregoing amounts if his or her employment is terminated due to death or disability.

If the named executive officer’s employment is terminated or not renewed by the Company for reasons other than for “cause” or if he resigns from his or her employment for “good reason”, in each case, within six months prior to, or within twelve months after, a “change in control”, then he is entitled to a lump sum severance payment equal to two times his or her base salary and any other accrued compensation and benefits. If the named executive officer’s employment is terminated or the term of the employment agreement is not renewed for “cause” or if the named executive officer resigns from his or her employment or does not renew the term for any reason other than “good reason”, then he will be entitled only to compensation and benefits that have accrued on or prior to the termination date.

The named executive officers are obligated to comply with a confidentiality, proprietary information and inventions assignment agreement previously entered into with the Company and non-disparagement covenants under the executive employment agreements. In addition, payments under the agreements will be subject to any clawback or recoupment policies as required under applicable law.

Under the executive employment agreements, the following definitions apply:

•

“Cause” is defined as (i) a material breach of the employment agreement or any other written agreement with the Company to the extent the breach is not cured within 30 days; (ii) the named executive officer’s conviction or plea of nolo contendere to a felony or another crime involving dishonesty or moral turpitude or which could reflect negatively on or otherwise impair or impede the Company’s operations; (iii) the named executive officer’s engaging in misconduct, negligence, dishonesty, violence or threat of violence that is injurious to the Company; (iv) a material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company that could result in an adverse effect on the Company or could reflect negatively on or impair the operations of the Company or (v) any other willful misconduct that is materially injurious to the financial condition or business reputation of the Company.

•

“Good reason” is defined as any of the following: (i) an adverse change in the named executive officer’s position with the Company that materially reduces his or her level of authority, duties or responsibility; (ii) a reduction of base salary by more than five percent (except a reduction of 15% or less if the reduction is similarly applied to all executives); (iii) a relocation of place of employment by more than 50 miles without the executive’s consent or (iv) a substantial change in the nature or orientation of the Company’s core business such that the Company is no longer substantially engaged in the agricultural biotechnology business.

•

A “change in control” means the occurrence of any of the following events: (i) any person or group becomes the beneficial owner of greater than 50% of the Company’s total voting power; (ii) the sale of substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company, after which the voting securities of the Company outstanding immediately prior to the event no longer represent 50% or more of the voting power represented by the voting securities of the Company or surviving entity immediately after the event.

The initial base salaries set forth in each of our named executive officers’ employment agreements were such named executive officers’ rate of annual base salary on September 1, 2011. Upon the effective date of our initial public offering, however, certain of our named executive officers’ base salaries were increased as described in “Compensation Discussion and Analysis — Executive Compensation — Short-Term Incentives” above.

Equity Compensation Plans

The stock options granted prior to the end of fiscal 2011 and that remained outstanding as of August 31, 2011 were granted under the Company’s 2000 Plan, and the Company’s 2010 Stock Option/Stock Issuance Plan (the “2010 Plan”). The terms of the 2000 Plan, as the plan would be amended pursuant to the Proposal, are summarized below under “Proposal — Summary of the 2000 Plan”. The terms of the 2010 Plan are substantially the same as the 2000 Plan, without giving effect to the amendment set forth in the Proposal.

Director Compensation

Director Compensation Prior to Our Initial Public Offering

Prior to our initial public offering, we did not pay our directors any cash compensation or directors’ fees for their service on the board of directors. It has been our policy, however, to provide annual stock option grants to Messrs. Brandys and Kiley to purchase 5,000 shares of our common stock as compensation for their service on our board of directors. These option grants generally vest over four years, with 25 percent vesting after the first year and the remainder vesting ratably each month thereafter over the next three years. In June 2011, Messrs. Brandys and Kiley each received his grant of 5,000 stock options for fiscal 2011. We also have a consulting agreement with Dr. Goldberg pursuant to which we reimburse him for reasonable out of pocket business expenses incurred in the performance of his consulting duties of up to $40,000 per year. In addition, pursuant to the consulting agreement, prior to fiscal 2011, Dr. Goldberg received four stock option grants, each covering 5,000 shares of common stock. In July 2011, Dr. Goldberg received a grant of stock options to purchase 5,000 shares of our common stock as compensation for his continued consulting services pursuant to an amendment of his consulting agreement. Each of the stock option grants to our non-employee directors in fiscal 2011 was made pursuant to our standard four-year vesting schedule described above. The following table shows, for the year ended August 31, 2011, information with respect to the compensation of our non-employee directors:

Name	Option Awards ($)(1)(2)	Total ($)
Pascal Brandys	58,800	58,800
Robert Goldberg	63,300	63,300
Thomas Kiley	58,800	58,800

(1)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during fiscal 2011, computed in accordance with ASC Topic 718, consisting of a grant of options to purchase 5,000 shares of our common stock to each of Mr. Brandys, Dr. Goldberg and Mr. Kiley. These amounts do not correspond to the actual value that may be recognized by the directors.
(2)	As of August 31, 2011, members of our board of directors held outstanding stock option awards as follows: Dr. De Logi held 83,333 outstanding stock option awards, Mr. Brandys held 30,000 outstanding stock option awards, Dr. Goldberg held 31,666 outstanding stock option awards and Mr. Kiley held 61,666 outstanding stock option awards.

Our employee directors, Richard Hamilton and Richard Flavell, do not receive any compensation for their service as directors. The compensation that we pay to Dr. Hamilton and Dr. Flavell is discussed in the “Executive Compensation” section of this proxy statement.

Director Compensation After Our Initial Public Offering

Based on the recommendation of Compensia and our Compensation Committee, our board of directors has adopted a compensation policy that became applicable to all of our non-employee directors after our initial public offering. Under this policy, each non-employee director will receive an annual cash retainer and an annual stock option grant. In addition, upon initial appointment to the board of directors, each non-employee director will receive an initial stock option grant. Committee members and committee chairpersons will receive additional committee retainers, and if we elect a lead/non-executive chairman of the board of directors, he or she will also receive an additional lead director retainer. The retainer and stock option amounts that we provide are as follows:

•	an annual retainer of $30,000;

•	an initial stock option grant to purchase 11,666 shares, to vest annually over three years;

•	an annual stock option grant to purchase 5,833 shares, to vest 100% after one year;

•	an annual retainer for committee members as follows: $7,500 for members of the audit and compensation committees, and $3,500 for members of the nominating and governance committee;

•	an annual retainer for committee chairs as follows: $15,000 for the chairs of the audit and compensation committees, and $6,000 for the chair of the nominating and governance committee;

•	an annual retainer of $30,000 for any non-employee director appointed as lead/non-executive chairman of the board of directors; and

•	reimbursement for reasonable out-of-pocket business expenses.

On May 3, 2012, each non-employee director received his or her first annual grant of 5,833 shares of common stock.

Compensation Committee

The Compensation Committee currently consists of Ms. Cheryl Morley and Messrs. Walter De Logi and Edmund Olivier, who is the chair of the Compensation Committee. The Board of Directors has determined that the composition of the Compensation Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. The purpose of the Compensation Committee is to set compensation policy, administer compensation plans and recommend compensation for executive officers to the Board of Directors. The Board of Directors has adopted a charter for the Compensation Committee, under which the Compensation Committee will, among other things, discharge the responsibilities of our board of directors relating to compensation of our executive officers.

Compensation Committee Interlocks and Insider Participation

During fiscal 2011, our Compensation Committee was comprised of Messrs. Brandys, De Logi, Goldberg and Olivier. None of them has at any time during the last fiscal year been one of our officers or employees, nor have any of our executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of an entity that has one or more executive officers who served on our board of directors or Compensation Committee during fiscal 2011. The Edmund and Ellen Olivier Revocable Family Trust purchased $200,000 aggregate principal amount of convertible subordinated notes (the “Convertible Notes”) from the Company in our convertible note offering in August 2011. Mr. Olivier is a trustee of such trust. The Ambergate Trust purchased $3,350,000 aggregate principal amount of Convertible Notes in the offering. Dr. De Logi is a beneficiary of such trust. The Convertible Notes converted, subject to the terms and conditions set forth therein, into shares of Common Stock upon the consummation of the Company’s initial public offering of Common Stock at a price per share equal to a 20% discount from the public offering price, or $11.40. Additionally, so long as any investor in the Convertible Notes offering who held warrants to purchase shares of Common Stock issued in connection with the purchase of the Company’s Series F Preferred Stock or Series G Preferred Stock purchased at least their respective full pro rata portion of the Convertible Notes being offered, The Company agreed to amend the termination provisions of such investors existing warrants such that the warrants would no longer expire upon an initial public offering. Each of The Edmund and Ellen Olivier Revocable Family Trust and The Ambergate Trust purchased their full pro rata portion of the Convertible Notes.

PROPOSAL

AMENDMENT TO THE 2000 PLAN

We are requesting that stockholders consider and approve an amendment to the Ceres, Inc. 2000 Stock Option/Stock Issuance Plan, as amended (the “2000 Plan”) to provide for the extension of the term of options to purchase 403,666 shares of Common Stock that are scheduled to expire on December 18, 2012 (the “Expiring Options”) for a period of three years from their original expiration date. Under the current terms of the 2000 Plan, no stock option may have a term exceeding ten years from the date of grant. If this Proposal is approved, the Expiring Options will have a term of thirteen years from the date of their grant (subject to the consent of the affected optionholders). The Board will not have discretion to extend the expiration date of any other stock options outstanding under the 2000 Plan under this Proposal and no other stock options will be impacted by this Proposal.

The Company believes that this amendment is in the best interests of the Company and its stockholders, as it will allow the holders of the Expiring Options more flexibility in determining when to exercise their Expiring Options and will provide these optionholders with flexibility in exercising their options so as to avoid potentially having to sell significant amounts of stock into the market at a time of low float to satisfy the exercise price for the options and the resulting tax liability.

Background of the 2000 Plan

Our Board of Directors originally adopted, and our stockholders approved on May 11, 2000, the 2000 Plan. The purpose of the 2000 Plan is to promote the interests of the Company by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company.

We granted stock options to our employees and directors under the 2000 Plan over a period of ten years, and at the time of the expiration of the term of the 2000 Plan, we adopted the Ceres, Inc. 2010 Stock Option/Stock Issuance Plan (the “2010 Plan”). In connection with our recent initial public offering (the “IPO”), we adopted, and our stockholders approved, a new broad-based equity compensation plan, the Ceres, Inc. 2011 Equity Incentive Plan (the “2011 Plan”), which 2011 Plan became effective upon the completion of our IPO. We no longer grant stock options under the 2000 Plan or the 2010 Plan, but rather we have made and will make all of our post-IPO equity awards under the 2011 Plan.

Historically, we have used stock options as our primary form of long-term compensation, because we believe that stock options, with our typical four-year vesting schedule, provide retentive and incentive value. Stock options were particularly important in the earlier stages of our business as a private company, as they enabled us to attract and retain talented senior executives and other key employees when we had limited cash resources. We also believe that granting stock options in our earlier stages helped develop a culture of ownership among our senior executives and key employees and aligned their interests with those of our stockholders. We used stock option grants, in large part, to retain and motivate our current President and CEO, Richard Hamilton, who holds substantially all of the Expiring Options.

The Expiring Options represent a large portion of the options to purchase Common Stock that are scheduled to expire by their terms in the next three years. As of July 9, 2012, in addition to the Expiring Options, there were additional options outstanding to purchase a total of approximately 1.15 million shares of Common Stock under our 2000 Plan, excluding the Expiring Options. Of these other options, options to purchase 17,332 shares of Common Stock are scheduled to expire by their terms in 2013, options to purchase 37,997 shares of Common Stock are scheduled to expire in 2014 and the remaining options granted under the 2000 Plan will expire between 2015 and 2019. None of these other options would be extended or otherwise impacted by this Proposal.

Mr. Hamilton holds 400,000 of the Expiring Options. In addition to his 400,000 Expiring Options, Mr. Hamilton holds other outstanding options to purchase 255,665 shares of Common Stock that were granted under the 2000 Plan which expire in 2016 and 2017, and options to purchase 199,999 shares of Common Stock that were granted under the 2010 Plan and the 2011 Plan which expire in 2021 and 2022. None of Mr. Hamilton’s other options would be extended or otherwise impacted by this Proposal.

Discussion of the Proposed Amendment

The 2000 Plan currently provides that no option to purchase shares of Common Stock may have a term in excess of ten years measured from the option grant date. The Board of Directors has typically granted stock options with a maximum term of ten years (subject to early expiration in the event of termination of employment during the options’ term).

Under the 2000 Plan, in order to exercise a stock option under the plan, an optionholder must tender the aggregate exercise price of the option to the Company in the form of cash or previously owned shares of Common Stock. In addition, to the extent required, the optionholder must tender a cash amount equal to any

Federal, state and local income and employment taxes required to be withheld in respect of such exercise. The 2000 Plan does not contain a “net exercise” feature under which the Company can withhold a certain number of the shares issuable upon exercise of the stock option to satisfy the exercise price or tax obligations with respect to the option. Accordingly, an optionholder who is exercising a stock option under the 2000 Plan must either have readily available cash or previously owned shares of Common Stock sufficient to pay the exercise price and must have readily available cash to pay the associated taxes, or he or she must sell shares into the market to acquire enough cash to satisfy these obligations.

At a meeting of the Compensation Committee held on June 18, 2012, the Compensation Committee discussed the issues surrounding the Expiring Options and particularly the impact on Mr. Hamilton. The Compensation Committee was concerned that Mr. Hamilton and the other holders of the Expiring Options may need to sell shares of Common Stock into the market in order to satisfy the cost of exercising the options and resulting tax obligations, which could have a negative impact on the trading price of the Company’s shares in the public markets given the relatively low trading volume of the stock and the forthcoming expiration of the Company’s lockup agreements which are expected to expire in mid-August 2012. The average daily trading volume reported on the Nasdaq Stock Market since the completion of the Company’s IPO is approximately 23,000 shares per day. In particular, Mr. Hamilton has indicated that he would need to sell a sizable number of shares of Common Stock into the market to pay the exercise price and the associated tax obligations for his Expiring Options. After extended discussion, the Compensation Committee determined that it would be in the best interests of the Company and its stockholders to extend the term of the Expiring Options for three years in order to allow the holders of the Expiring Options to realize the value of these options without being forced to make significant sales into the market at this early phase in the Company’s status as a publicly traded company. The Compensation Committee presented its recommendation to the full Board of Directors on June 19, 2012 and explained its rationale for the recommendation, and the Board of Directors (excluding Mr. Hamilton and Mr. Flavell who recused themselves from this discussion) agreed with the recommendation.

Factors considered by the Compensation Committee and the Board of Directors in recommending this Proposal included:

•

Having a significant number of shares sold into the public market, particularly by our CEO, at this early time in the Company’s development as a public company could adversely affect the Company and its stockholders and may be looked upon unfavorably by investors.

•

The holders of these Expiring Options have served the Company for at least ten years and have made substantial contributions to the Company over that time. In particular, Mr. Hamilton has developed and grown the Company through its many stages of development, including the recent launch of its sweet sorghum business in Brazil and the completion of its IPO. Failure to extend the Expiring Options would prevent these optionholders from benefiting, without hardship, from a significant component of their compensation over the last ten years.

•

Extending the Expiring Options for three years would provide the holders of the Expiring Options, including Mr. Hamilton, with more flexibility and discretion to exercise the Expiring Options at a time and in a manner that is less likely to adversely impact the Company or the stockholders.

•	The extension of the Expiring Options requires shareholder approval, which makes the process and the decision transparent and collaborative.

On July 2, 2012, the Compensation Committee recommended and the Board of Directors approved an amendment to the 2000 Plan, that would be effective subject to stockholder approval, to provide that all of the options to purchase 403,666 shares of Common Stock granted under the 2000 Plan that are scheduled to expire on December 18, 2012, will have a term of thirteen years from their date of grant (subject to the consent of the affected optionholders).

Reasons for Seeking Stockholder Approval of the Proposal

Under the rules of the Nasdaq Stock Market, material amendments to a compensation plan require stockholder approval. Therefore, we are seeking stockholders’ approval for the amendment of the 2000 Plan described above in order to comply with this requirement.

Recommendation of the Compensation Committee and the Board of Directors

The Compensation Committee believes that approval of this Proposal is necessary in order to provide the holders of the Expiring Options with the value of the compensation they were granted and have earned without hardship and without necessitating significant sales of common stock into the public market. For the reasons discussed above, the Compensation Committee and the Board of Directors believe that the extension of the Expiring Options as described above is in the best long term interests of the Company and of the stockholders. Accordingly, the Compensation Committee and the Board of Directors recommend that stockholders vote “FOR” the Proposal.

Accounting Consequences

Upon shareholder approval we will calculate the fair value of the modified options immediately prior to and subsequent to the modification, and we estimate that the incremental increase in the fair value of these options will be approximately $300,000. Accordingly, for the quarter and year ended August 31, 2012, we expect to record compensation expense of approximately $300,000 related to these option modifications.

Summary of the 2000 Plan

Ceres, Inc. 2000 Stock Option/Stock Issuance Plan

General. Our board of directors adopted, and our stockholders approved on May 11, 2000, the 2000 Plan. The 2000 Plan provides for the grant of incentive stock options, nonstatutory stock options, and shares of restricted or unrestricted common stock. No further awards will be granted under the 2000 Plan. However, all outstanding awards will continue to be governed by their existing terms.

Share Reserve. The maximum number of shares of common stock issuable under the 2000 Plan is 3,921,666, increased by the number of shares underlying awards granted under predecessor plans that were expired or were otherwise forfeited.

Administration. The 2000 Plan is administered by our Board of Directors, but administrative functions may be delegated to the Compensation Committee.

Eligibility. Employees, non-employee members of the board of directors and consultants and other independent service providers are eligible to participate in the 2000 Plan. The plan administrator determines which eligible individuals will receive grants and the terms of their awards. Incentive stock options, however, may be granted only to employees.

Stock Options. With respect to stock options granted under the 2000 Plan, the exercise price may not be less than 100% of the fair market value of our common stock on the date of grant (or for incentive stock options, 110% of fair market value if the grantee is a ten percent stockholder). In general, the maximum term of stock options granted under the 2000 Plan may not exceed ten years from the date of grant (or in the case of incentive stock options granted to any 10% stockholder, the term may not exceed five years from the date of grant); however, certain stock options granted on December 19, 2002 that remain outstanding on August 15, 2012 will have a term of thirteen years from the date of grant (subject to the approval of this extended term by the holders of these options). Unless otherwise provided by a participant’s stock option agreement, if a participant’s service relationship with us ceases for any reason other than disability or death, the participant may exercise the vested portion of any options for three months following the cessation of service. If a participant’s service relationship with us terminates by reason of disability or death, the participant or a personal representative may generally exercise the vested portion of any options for 12 months after the date of such termination. In no event, however, may an option be exercised beyond the expiration of its original term. The plan administrator may allow a participant to exercise unvested stock options, upon which such participant will receive restricted shares that will vest in accordance with the stock option’s existing vesting schedule. These restricted shares are subject to repurchase by us if the participant terminates service with us.

Stock Issuance. Restricted or unrestricted stock may be issued for a purchase price of not less than 85% of fair market value of our common stock (or 110% of fair market value if the grantee is a ten percent stockholder). The purchase price consideration may be provided in the form of cash or check, or provision of past services to the Company. If the participant terminates employment for any reason, any unvested shares will be forfeited, and any cash consideration paid will be repaid to the participant. The plan administrator may waive these forfeiture provisions. To the extent shares issued are restricted, they may vest in accordance with terms determined by the administrator, including performance or time-based vesting. Shares of common stock acquired under such awards may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by our board of directors. If a participant’s service relationship with us terminates, we may repurchase or otherwise reacquire any or all of the shares of common stock subject to the award that have not vested as of the date of termination.

Repurchase Rights. The Company has the right to repurchase any unvested shares at the exercise or purchase price of such shares upon a participant’s termination of employment.

Corporate Transactions. In the event of an acquisition of the Company, a merger, or other significant “corporate transaction”, (as defined in the 2000 Plan) all outstanding stock options and restricted shares will vest in full, unless the successor company assumes or replaces such stock options or restricted shares. In addition, all repurchase rights of the Company will terminate unless those rights are assigned to the successor company. Alternatively, in the case of stock options, the plan administrator may provide, either at grant or thereafter, that upon the occurrence of a corporate transaction, (1) all or a portion of outstanding stock options will automatically accelerate and repurchase rights will terminate, or (2) all or a portion of outstanding stock options will automatically accelerate and repurchase rights will terminate if the participant suffers an “involuntary termination” (as defined in the 2000 Plan and described below) within up to 12 months after the corporate transaction. With respect to stock issued under the plan, in the event of a significant corporate transaction, all repurchase rights will terminate and all restricted shares will vest in full, unless the successor corporation is assigned the repurchase rights. The plan administrator may alternatively provide either at grant or thereafter that upon a corporate transaction, the repurchase rights relating to outstanding shares will terminate and vesting will accelerate if the participant suffers an “involuntary termination” within up to 18 months after the corporate transaction. Under our current outstanding stock option agreements and restricted stock agreement, if a participant’s employment is terminated due to an involuntary termination within 12 months following a corporate transaction all outstanding awards will automatically vest. Under the 2000 Plan and the outstanding award agreements, “corporate transaction” means any person becoming the beneficial owner of 20% or more of our outstanding securities, a change in the majority of the members of our board of directors, our consummation of a merger or consolidation, our shareholders’ approval of a plan of complete liquidation or dissolution of Ceres or our sale of all or substantially all of our assets. “Involuntary termination” means a participant’s involuntary dismissal by us other than for “misconduct”, or his or her voluntary resignation following a change in position that results in a material reduction in responsibility level, a reduction in compensation by more than 15 percent or a relocation of more than 50 miles. “Misconduct” means the commission of an act of fraud, embezzlement or dishonesty, an unauthorized use of confidential information or trade secrets or any other intentional misconduct that materially adversely affects our business or affairs.

Certain Federal Income Tax Consequences. The following is a brief summary of certain significant United States Federal income tax consequences under the Internal Revenue Code, as in effect on the date of this summary, applicable to the Company and plan participants in connection with awards under the 2000 Plan. This summary assumes that, unless otherwise specifically indicated, all awards will be exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding nonqualified deferred compensation (“Section 409A”). If an award constitutes nonqualified deferred compensation and fails to comply with Section 409A, the award will be subject to immediate taxation and tax penalties in the year the award vests. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or non-United States tax consequences, or the effect of gift, estate or inheritance taxes. References to “the Company” in this summary of tax consequences mean Ceres, Inc., or any affiliate of Ceres, Inc. that employs or receives the services of a recipient of an award under the 2000 Plan, as the case may be.

The grant of stock options under the 2000 Plan will not result in taxable income to the recipient of the options or an income tax deduction for the Company. However, the transfer of our common stock to an option holder upon exercise of his or her option may or may not give rise to taxable income to the option holder and a tax deduction for the Company depending upon whether such option is a nonqualified stock option or an incentive stock option.

The exercise of a nonqualified stock option by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for the Company in the amount by which the fair market value of the shares of our common stock purchased, on the date of such exercise, exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the exercise date will generally result in a capital gain or loss to the holder at the time he or she disposes of those shares.

The exercise of an incentive stock option by the option holder is exempt from income tax, although not from the alternative minimum tax, and does not result in a tax deduction for the Company if the holder has been an employee of the Company at all times beginning with the option grant date and ending three months before the date the holder exercises the option (or twelve months in the case of termination of employment due to disability). If the option holder has not been so employed during that time, the holder will be taxed as described above for nonqualified stock options. If the option holder disposes of the shares purchased more than two years after the option was granted and more than one year after the option was exercised, then the option holder will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the option holder disposes of the shares prior to satisfying these holding periods (known as a “disqualifying disposition”), the option holder will be obligated to report, as taxable ordinary income for the year in which that disposition occurs, the excess, with certain adjustments, of the fair market value of the shares disposed of, on the date the incentive stock option was exercised, over the exercise price paid for those shares. The Company would be entitled to a tax deduction equal to that amount of ordinary income reported by the option holder. Any additional gain realized by the option holder on the disqualifying disposition would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the holder.

Certain material modifications of a stock option, including the extension of the term of an incentive stock option beyond ten years, will also result in the disqualification of an incentive stock option, and any stock option that is so disqualified will be treated as a nonqualified stock option at the time it is exercised. The extension of the term of the Expiring Options that is proposed under this Proposal would result in the disqualification of any of the Expiring Options that were incentive stock options prior to the extension. In addition, the extension of the term of the Expiring Options will result a failure to comply with Section 409A, and the Expiring Options will be subject to immediate taxation and tax penalties.

Under section 162(m) of the Internal Revenue Code, the Company may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our CEO or any one of our three highest paid executive officers, other than the CEO or CFO, who are employed by us on the last day of our taxable year. However, certain “performance-based compensation” the material terms of which are disclosed to and approved by our stockholders is not subject to this deduction limitation. Awards under the 2000 Plan were made prior to our IPO and generally would not be subject to the limitations under section 162(m).

New Plan Benefits

Set forth below is information on the Expiring Options that would be amended under this Proposal that are held by the Named Executive Officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees who are not executive officers as a group. The stock options listed in the table below are exercisable into the number of shares of Common Stock listed under “Number of Stock Options.” Each of the stock options listed below has an exercise price of $1.95 per share and is fully vested and exercisable. The closing price of our Common Stock as of July 9, 2012 was $9.35.

Name and Position	Number of Stock Options
Richard Hamilton	400,000
President and Chief Executive Officer
All current executive officers as a group	400,000
All current directors who are not executive officers as a group	—
All employees, including all current officers who are not executive officers as a group	3,666

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of August 31, 2011 regarding compensation plans under which our equity securities are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	2,597,285	(1)	$6.06	10,750	(2)
Equity compensation plans not approved by stockholders	—		—	—

Total(3)	2,597,285		$6.06	10,750

(1)	Consists of shares underlying stock options granted under the 2010 Plan and the 2000 Plan.
(2)	Consists of shares issuable under the 2010 Plan. No additional shares are available for future issuance under the 2000 Plan other than in respect of shares underlying outstanding stock options. The shares issuable under the 2010 Plan may be increased by the number of shares that would have been issuable under any stock option granted under the 2010 Plan or the 2000 Plan that were forfeited or that expired without being exercised. Upon the completion of this offering and the approval of the 2011 Equity Incentive Plan, no future grants will be made under the 2010 Plan.
(3)	This table does not include securities that are issuable under the 2011 Plan since the 2011 Plan became effective after the end of our most recently completed fiscal year.

Vote Required

The affirmative vote of a majority of the shares (by voting power) present in person at the Meeting or represented by proxy and entitled to vote at the Meeting is required to approve the amendment to the 2000 Plan.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2000 PLAN TO EXTEND THE TERM OF OUTSTANDING STOCK OPTIONS TO PURCHASE 403,666 SHARES OF COMMON STOCK THAT WERE GRANTED UNDER THE 2000 PLAN THAT ARE SCHEDULED TO EXPIRE ON DECEMBER 18, 2012 TO THIRTEEN YEARS FROM THEIR DATE OF GRANT (SUBJECT TO THE CONSENT OF THE AFFECTED OPTIONHOLDERS).

AVAILABLE INFORMATION

We are currently subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. We make available, free of charge, copies of materials we file with, or furnish to, the SEC under the “Investor Relations” section of our website at www.ceres.net. In addition, copies of such reports, proxy statements and other information may be copied (at prescribed rates) at the public reference room maintained by the SEC at 100 F Street NE, Washington DC 20549. For further information concerning the SEC’s public reference room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed through the SEC’s website at http://www.sec.gov.

Our Board of Directors hopes that stockholders will attend the special meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy card and return it in the accompanying envelope. Prompt response will greatly facilitate arrangements for the Meeting, and your cooperation is appreciated. Stockholders who attend the Meeting may vote their shares personally even though they have sent in their proxy cards.

*  *  *

BY ORDER OF THE BOARD OF DIRECTORS

Paul Kuc Chief Financial Officer

Thousand Oaks, CA

July 20, 2012

Appendix A

CERES, INC.

2000 STOCK OPTION/STOCK ISSUANCE PLAN,

AS AMENDED AND RESTATED ON AUGUST 4, 2006, REVISED AUGUST 19, 2008

AND AUGUST 15, 2012

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

This 2000 Stock Option/Stock Issuance Plan is intended to promote the interests of Ceres, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.	STRUCTURE OF THE PLAN

A. The Plan shall be divided into two (2) separate equity programs:

(i) the Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

(ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).

B. The provisions of Articles One and Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN

A. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

B. The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option or stock issuance thereunder.

IV.	ELIGIBILITY

A. The persons eligible to participate in the Plan are as follows:

(i) Employees,

(ii) non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. The Plan Administrator shall have full authority to determine, (i) with respect to the option grants under the Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares.

C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

V.	STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 3,921,666 shares, as set by the Board of Directors on December 21, 2007.

B. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.

C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, merger, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number, kind and/or class of securities issuable under the Plan and (ii) the number, kind and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. In no event shall any adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation’s preferred stock into shares of Common Stock.

ARTICLE TWO

OPTION GRANT PROGRAM

I.	OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

(i) The exercise price per share shall not be less than the Fair Market Value per share of Common stock on the option grant date.

(ii) If the person to whom the option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in cash or check made payable to the Corporation. Should the Common Stock be registered under Section 12(g) of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:

(i) in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(ii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions (A) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option grant. No option shall have a term in excess of ten years measured from the option grant date; provided, however, that those stock options granted on December 19, 2002 that remain outstanding as of August 15, 2012, will have a term of thirteen years from their date of grant, to the extent the holders of these stock options consent to this extended term.

C. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Should the Optionee cease to remain in Service for any reason other than Disability or death, then the Optionee shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

(ii) Should Optionee’s Service terminate by reason of Disability, then the Optionee shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

(iii) If the Optionee dies while holding an outstanding option, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance shall have a twelve (12)-month period following the date of the Optionee’s death to exercise such option.

(iv) Under no circumstances, however, shall any such option be exercisable after the specified expiration of the option term.

(v) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding with respect to any and all option shares for which the option is not otherwise at the time exercisable or in which the Optionee is not otherwise at that time vested.

2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

i) extend the period of time for which the option is to remain exercisable following Optionee’s cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E. Unvested Shares. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, all or (at the discretion of the Corporation and with the consent of the Optionee) any of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F. First Refusal Rights. Until such time as the Common Stock is first registered under Section 12(g) of the 1934 Act, the Corporation shall have the right of first refusal with respect to any proposed disposition by the Optionee (or any successor in interest) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.

G. Limited Transferability of Options. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death.

H. Withholding. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of any options granted under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

II.	INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of the Plan shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options shall not be subject to the terms of this Section II.

A. Eligibility. Incentive Options may only be granted to Employees.

B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000) (the “ISO Limit”). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted. Notwithstanding the foregoing, any Incentive Option shall become exercisable as of its respective vesting dates and, to the extent the ISO Limit is exceeded, the portion of the option that becomes exercisable because of vesting in excess of the ISO limit for any particular year shall be treated as a Non-Statutory Option under the Federal tax laws.

D. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the option term shall not exceed five (5) years measured from the option grant date.

III.	CORPORATE TRANSACTION

A. The shares subject to each option outstanding under the Plan at the time of a Corporate Transaction shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Notwithstanding the foregoing, with respect to any option that is subject to Section 409A of the Code and payment or settlement of the option is to be accelerated in connection with the Corporate Transaction, no Corporate Transaction will be deemed to have occurred for purposes of the Plan and any option agreement unless such event(s) also constitutes a “change in the ownership”, “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Corporation as defined under Section 409A of the Code. In addition, the shares subject to an outstanding option shall not vest on such an accelerated basis if and to the extent: (i) such option is assumed by the successor corporation (or parent thereof) in the Corporate Transaction and the Corporation’s repurchase rights with respect to the unvested option shares are concurrently assigned to such successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued, in each case to the extent permitted without adverse tax consequences to the Optionees under Section 409A of the Code.

C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number, kind and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

E. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration (in whole or in part) of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights, with the immediate vesting of the shares of Common Stock subject to those terminated rights) upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed or replaced (or those repurchase rights are to be assigned) in the Corporate Transaction.

F. The Plan Administrator shall also have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to structure such option so that the shares subject to that option will automatically vest on an accelerated basis should the Optionee’s Service terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which the option is assumed and the repurchase rights applicable to those shares do not otherwise terminate. Any such option shall remain exercisable for the fully-vested option shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate on an accelerated basis, and the shares subject to those terminated rights shall accordingly vest.

G. The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

H. The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.	CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

A. Purchase Price.

1. The purchase price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the issue date. However, the purchase price per share of Common Stock issued to a 10% Stockholder shall not be less than one hundred and ten percent (110%) of such Fair Market Value.

2. Subject to the provisions of Section I of Article Four, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation, or

(ii) past services rendered to the Corporation (or any Parent or Subsidiary).

B. Vesting Provisions.

1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives.

2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

C. First Refusal Rights. Until such time as the Common Stock is first registered under Section 12(g) of the 1934 Act, the Corporation shall have the right of first refusal with respect to any proposed disposition by the Participant (or any successor in interest) of any shares of Common Stock issued under the Stock Issuance Program. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.

II.	CORPORATE TRANSACTION

A. Upon the occurrence of a Corporate Transaction, all outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued. Notwithstanding the foregoing, with respect to any award that is subject to Section 409A of the Code and payment or settlement of the award is to be accelerated in connection with the Corporate Transaction, no Corporate Transaction will be deemed to have occurred for purposes of the Plan and any award agreement unless such event(s) also constitutes a “change in the ownership”, “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Corporation as defined under Section 409A of the Code.

B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation’s repurchase rights with respect to those shares remain outstanding, to provide that those rights shall automatically terminate on an accelerated basis, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

III.	SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

MISCELLANEOUS

I.	FINANCING

The Plan Administrator may permit any Optionee or Participant, other than a member of the Board or an officer of the Corporation, to pay the option exercise price or the purchase price for shares issued to such person under the Plan by delivering a full-recourse, interest-bearing promissory note payable in one or more installments and secured by the purchased shares. In no event shall the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II.	EFFECTIVE DATE AND TERM OF PLAN

A. The Plan shall become effective when adopted by the Board, but no option granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board’s adoption of the Plan, then all options previously granted under the Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

B. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued or (iii) the termination of all outstanding options in connection with a Corporate Transaction. All options and unvested stock issuances outstanding at that time under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such options or issuances.

III.	AMENDMENT OF THE PLAN

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

B. Options may be granted under the Option Grant Program and shares may be issued under the Stock Issuance Program which are in each instance in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

IV.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

V.	WITHHOLDING

The Corporation’s obligation to deliver shares of Common Stock upon the exercise of any options or upon the issuance or vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

VI.	REGULATORY APPROVALS

The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

VII.	NO EMPLOYMENT OR SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

VIII.	FINANCIAL REPORTS

The Corporation shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option under the Plan, unless such individual is a key Employee whose duties in connection with the Corporation (or any Parent or Subsidiary) assure such individual access to equivalent information

IX.	SECTION 409A OF THE CODE

Notwithstanding any contrary provision in the Plan or an award agreement, if any provision of the Plan or such agreement contravenes any regulations or guidance promulgated under Section 409A of the Code or could cause an award to be subject to the interest and penalties under Section 409A of the Code, such provision may be modified by the Company without consent of the Optionee or Participant to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Board or Committee may have pursuant to the Plan shall not be applicable to an award that is subject to Section 409A of the Code, to the extent such discretionary authority will contravene Section 409A of the Code or the regulations or guidance promulgated thereunder.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Board shall mean the Corporation’s Board of Directors.

B. Code shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

C. Committee shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

D. Common Stock shall mean the Corporation’s common stock.

E. Corporate Transaction shall be deemed to have occurred when:

(i) Any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act, whether or not the Corporation is then subject to the terms of the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty (20%) percent or more of the combined voting power of the Corporation’s then-outstanding securities; or

(ii) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who constitute the Board as of December 31, 1999 and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) There is consummated a merger or consolidation of the Corporation, other than (A) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any Subsidiary, at least sixty (60%) percent of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates other than in connection with the securities acquired directly from the Corporation or its affiliates other than in connection with the acquisition by the Corporation or its affiliates of a business) representing twenty (20%) percent or more of the combined voting power of the Corporation’s then outstanding securities; or

(iv) The shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least sixty (60%) percent of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

F. Corporation shall mean Ceres, Inc., a Delaware corporation.

G. Disability shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

J. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

K. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

L. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual’s consent;

provided, however, that in no circumstances shall an event constitute an Involuntary Termination if it would create an inappropriate acceleration of payment that could give rise to adverse tax consequences to a Participant or Optionee under Section 409A of the Code.

M. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.

The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

N. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

O. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

P. Option Grant Program shall mean the option grant program in effect under the Plan.

Q. Optionee shall mean any person to whom an option is granted under the Plan.

R. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

S. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

T. Person shall mean any person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except that such term shall not include (i) the Corporation or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

U. Plan shall mean the Corporation s 2000 Stock Option/Stock Issuance Plan, as amended and restated as of August 4, 2006, revised August 19, 2008 and August 15, 2012 as set forth in this document, and as may be amended from time to time.

V. Plan Administrator shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

W. Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

X. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

Y. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

Z. Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

AA. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

BB. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

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CERES, INC.

Proxy for the Special Meeting of Stockholders to be held on August 15, 2012

This Proxy is solicited on behalf of the Board of Directors of Ceres, Inc.

The undersigned, revoking all prior proxies, hereby appoint(s) Paul Kuc and Wilfriede van Assche, or any of them, each with full power of substitution, as proxy to represent and vote, as designated herein, all shares of stock of Ceres, Inc., a Delaware corporation (the “Company”), which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at The Millennium Biltmore Hotel, 506 South Grand Avenue, Los Angeles, CA 90014 on August 15, 2012, at 11:00 a.m., Pacific Standard Time, and at any adjournment thereof (the “Meeting”).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the proposal. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

(Continued and to be signed on the reverse side.)

¡	14475	¡

SPECIAL MEETING OF STOCKHOLDERS OF

CERES, INC.

August 15, 2012

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote by phone until 11:59 PM EST the day before the meeting.

COMPANY NUMBER

ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Special Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17486
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone. i

¢ 00030000000000000000 4	081512

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
		1.	To amend the Ceres, Inc. 2000 Stock Option/Stock Issuance Plan to extend the term of outstanding options to purchase 403,666 shares of Common Stock that were granted under the 2000 Plan and that are scheduled to expire on December 18, 2012 to thirteen years from their date of grant (subject to the consent of the affected optionholders).	☐	☐	☐

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE- PAID RETURN ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

SPECIAL MEETING OF STOCKHOLDERS OF

CERES, INC.

August 15, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17486

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

¢ 00030000000000000000 4	081512

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

		FOR	AGAINST	ABSTAIN

1.       To amend the Ceres, Inc. 2000 Stock Option/Stock Issuance Plan to extend the term of outstanding options to purchase 403,666 shares of Common Stock that were granted under the 2000 Plan and that are scheduled to expire on December 18, 2012 to thirteen years from their date of grant (subject to the consent of the affected optionholders).

		☐	☐	☐

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢